                                  Exhibit 6.9
                                  -----------

                             NUCYCLE THERAPY, INC.
                            2000 STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                      Page

SECTION 1 - PURPOSE AND DEFINITION...................................    1
SECTION 2 - ADMINISTRATION...........................................    3
SECTION 3 - ELIGIBILITY..............................................    4
SECTION 4 - STOCK....................................................    4
SECTION 5 - GRANTING OF OPTIONS......................................    5
SECTION 6 - ISO ANNUAL LIMIT.........................................    5
SECTION 7 - TERMS AND CONDITIONS OF OPTIONS..........................    5
SECTION 8 - OPTION AGREEMENTS -- OTHER PROVISIONS....................    9
SECTION 9 - ADJUSTMENT IN CASE OF CHANGES IN COMMON STOCK............    9
SECTION 10 - CERTAIN CORPORATE TRANSACTIONS..........................   10
SECTION 11 - AMENDMENT OF THE PLAN...................................   10
SECTION 12 - TERMINATION OF PLAN; CESSATION OF ISO GRANTS............   11
SECTION 13 - SHAREHOLDER APPROVAL....................................   11
SECTION 14 - MISCELLANEOUS...........................................   12

                             NUCYCLE THERAPY, INC.
                            2000 STOCK OPTION PLAN


          WHEREAS, NuCycle Therapy, Inc., a New Jersey corporation, desires to award incentive and nonqualified stock options to certain of its employees, consultants and non-employee directors;

          NOW, THEREFORE, the NuCycle Therapy, Inc. 2000 Stock Option Plan is hereby adopted under the following terms and conditions:

                      SECTION 1 - PURPOSE AND DEFINITION

          (a)  Purpose. The Plan is intended to provide a means whereby the
               -------
Company may, through the grant of ISOs and NQSOs to Employees, Consultants and Non-Employee Directors, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation.

          (b)  Definitions.
               -----------

               (1)  "Board" shall mean the Board of Directors of the Company.
                     -----

               (2)  "Cause" shall mean the Optionee has --
                     -----

                       (A) materially failed to perform his or her stated duties and not cured such failure (if curable) within 15 days of his or her receipt of written notice of the failure;

                       (B) demonstrated his or her personal dishonesty;

                       (C) engaged in willful misconduct;

                       (D) engaged in a breach of fiduciary duty involving personal profit;

                       (E) willfully violated any law, rule, or regulation, or final cease-and-desist order (other than traffic violations or similar offenses); or

                       (F) engaged in other serious misconduct of such a nature that the continuation of the Optionee's status as an Employee, Consultant or Non-Employee Director may reasonably be expected to affect the Company and Related Corporations adversely.

               (3)  "Code" shall mean the Internal Revenue Code of 1986, as
                     ----
amended.

               (4)  "Common Stock" shall mean the common stock of the Company.
                     ------------

               (5)  "Committee" shall mean the Board or a committee, the members
                     ---------
of which shall be appointed by, and serve at the pleasure of, the Board; provided, however, that on and after such date, if any, on which the Company first registers equity securities under Section 12 of the Exchange Act, the term "Committee" shall mean:

                       (A) A committee which consists solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of section 162(m) of the Code); or

                       (B) In the event a committee has not been established in accordance with (A) above, the entire Board.

               (6)  "Company" shall mean NuCycle Therapy, Inc.
                     -------

               (7)  "Consultant" shall mean an individual who is not an
                     ----------
Employee, and who has entered into a consulting arrangement with the Company or a Related Corporation to provide services that are not in connection with the offer or sale of securities in a capital-raising transaction.

               (8)  "Employee" shall mean an officer or other employee of the
                     --------
Company or a Related Corporation.

               (9)  "Exchange Act" shall mean the Securities Exchange Act of
                     ------------
1934, as amended.

               (10) "Fair Market Value" shall mean the following, arrived at by
                     -----------------
a good faith determination of the Committee:

                     (A) if there are sales of Common Stock on a national securities exchange or in an over-the-counter market on the date of grant, then the mean between the highest and lowest quoted selling price on the date of grant; or

                    (B) if there are no such sales of Common Stock on the date of grant but there are such sales on dates within a reasonable period both before and after the date of grant, then the weighted average of the means between the highest and lowest selling price on the nearest date before and the nearest date after the date of grant, on which there were such sales; or

                    (C) if actual sales are not available during a reasonable period beginning before and ending after the date of grant, then the mean between the bid and asked price on the date of grant as reported by the National Quotation Bureau; or

                    (D) if (A) through (C) are not applicable, such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

Where the Fair Market Value of the optioned shares of Common Stock is determined under (B) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant shall be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (i.e., the valuation date), in accordance with Treas. Reg. (S) 20.2031-2(b)(1), or any successor thereto.

               (11) "ISO" shall mean an option which, at the time such option is
                     ---
granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Option Agreement states that the option will not be treated as an ISO.

               (12) "Non-Employee Director" shall mean a director of the Company
                     ---------------------
who is not an Employee.

               (13) "NQSO" shall mean an option which, at the time such option
                     ----
is granted, does not meet the definition of ISO, whether or not it is designated as a nonqualified stock option in the Option Agreement.

               (14) "Option Agreement" shall mean a written document evidencing
                     ----------------
the grant of an Option, as described in Section 8.

               (15) "Optionee" shall mean an Employee, Consultant or Non-
                     --------
Employee Director who has been granted an Option under the Plan.

               (16) "Options" shall mean ISOs and NQSOs.
                     -------

               (17) "Plan" shall mean the NuCycle Therapy, Inc. 2000 Stock
                     ----
Option Plan as set forth herein and as amended from time to time.

               (18) "Related Corporation" shall mean either a "subsidiary
                     -------------------
corporation" of the Company, as defined in section 424(f) of the Code, or the "parent corporation" of the Company, as defined in section 424(e) of the Code.

               (19) "Termination of Service" shall mean (a) with respect to an
                     ----------------------
Option granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Related Corporations; (b) with respect to an Option granted to a Consultant, the termination of the consulting arrangement between the Consultant and the Company and all Related Corporations; and (c) with respect to an Option granted to a Non-Employee Director, the cessation of the provision of services as a director of the Company and all Related Corporations; provided, however, that if the Optionee's status changes from Employee, Consultant or Non-Employee Director to any other status eligible to receive Options under the Plan, the Committee (subject to Section 11(a)) may provide that no Termination of Service occurs for purposes of the Plan until the Optionee's new status with the Company and all Related Corporations terminates.

                          SECTION 2 - ADMINISTRATION

          The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

          The Committee shall have full authority, subject to the terms of the Plan, to select the Employees, Consultants and Non-Employee Directors to be granted Options under the Plan, to grant Options on behalf of the Company, and to set the date of grant and the other terms of such Options in accordance with the Plan; provided, however, that Consultants and Non-Employee Directors shall not be eligible to receive ISOs under the Plan. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and in any Option granted hereunder in the manner and to the extent it deems desirable. The Committee may also, in its discretion, adjust the price of an Option, or cancel an Option and grant a new Option to replace the cancelled Option; provided, that if the Committee adjusts the price of an Option or replaces an Option, the resulting Option shall be treated as a new Option granted on the date of such change or replacement and shall comply with the terms of the Plan as such. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, to amend, modify, or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders, and all Optionees, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them. Except as otherwise required by the bylaws of the Company or by applicable law, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

                            SECTION 3 - ELIGIBILITY

          Employees, Non-Employee Directors and Consultants shall be eligible to receive Options under the Plan. However, Consultants and Non-Employee Directors shall not be eligible to receive ISOs under the Plan. More than one Option may be granted to an Optionee under the Plan.

                               SECTION 4 - STOCK

          Options may be granted under the Plan to purchase up to a maximum of 400,000 shares of Common Stock; provided, however, that no Employee shall receive Options for more than 300,000 shares of Common Stock under this Plan. However, both limits in the preceding sentence shall be subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

          If any Option granted under the Plan expires, or if any such Option is canceled for any reason whatsoever (including, without limitation, the Optionee's surrender thereof), without having been exercised, the shares subject to the unexercised portion of the Option shall continue to be available for the granting of Options under the Plan as fully as if the shares had never been subject to an Option. However, (i) if an Option is cancelled, the shares of Common Stock covered by the cancelled Option shall be counted against the maximum number of shares specified above for which Options may be granted to a single Employee, and (ii) if the exercise price of an Option is reduced after the date of grant, the transaction shall be treated as a cancellation of the original Option and the grant of a new Option for purposes of such maximum.

                        SECTION 5 - GRANTING OF OPTIONS

          From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Employees, Consultants and Non-Employee Directors such Options as it determines are warranted; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem, and further provided that Consultants and Non-Employee Directors shall not be eligible to receive ISOs under the Plan. A member of the Committee shall not participate in a vote approving the grant of an Option to himself or herself to the extent provided under the laws of New Jersey governing corporate self-dealing. In making any determination as to whether an Employee, Consultant or Non-Employee Director shall be granted an Option, the type of Option to be granted to an Employee, the number of shares to be covered by the Option, and other terms of the Option, the Committee may take into account the duties of the Employee, Consultant or Non-Employee Director, his or her present and potential contributions to the success of the Company or a Related Corporation, the tax implications to the Company and the Employee of any Option granted, and such other factors as the Committee may deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

                         SECTION 6 - ISO ANNUAL LIMIT

          The aggregate Fair Market Value of the Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, the Option shall be treated as an ISO to the extent it may be so treated under the limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

                  SECTION 7 - TERMS AND CONDITIONS OF OPTIONS

          Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of the Plan (and, for ISOs granted under the Plan, the provisions of section 422(b) of the Code), as the Committee shall deem desirable --

          (a)  Number of Shares. The Option shall state the number of shares of
               ----------------
Common Stock to which it pertains.

          (b)  Price. The Option shall state the option price which shall be
               -----
determined and fixed by the Committee in its discretion but

                 (1) with respect to an ISO, the option price shall be 100 percent (110 percent in the case of a more-than-10-percent shareholder, as provided in subsection (j) below) of the Fair Market Value of the shares of Common Stock subject to the Option on the date the ISO is granted and,

                 (2) with respect to an NQSO, the option price shall be at least 75 percent of the Fair Market Value of the shares of Common Stock subject to the Option on the date the NQSO is granted.

          (c)  Term
               ----

                 (1)  ISOs. Subject to earlier termination as provided in
                      ----
subsections (e), (f), and (g) below and in Section 10 hereof, the term of each ISO shall be not more than 10 years (five years in the case of a more-than-10-percent shareholder, as discussed in subsection (j) below) from the date of grant of the ISO.

                 (2)  NQSOs. Subject to earlier termination as provided in
                      -----
subsections (e), (f), and (g) below and in Section 10 hereof, the term of each NQSO shall be not more than 10 years from the date of grant.

          (d)  Exercise. Options shall be exercisable in such installments, upon
               --------
fulfillment of such other conditions, and on such dates as the Committee may specify. In the case of new Options granted to an Optionee to replace options (whether granted under the Plan or otherwise) held by the Optionee or in the case of Options repriced by the Committee, the new or repriced Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the original Options were exercisable. The Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable.

          Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (2) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

          The Option Agreement shall set forth, from among the following alternatives, how the option price is to be paid --

                 (1)  in cash or its equivalent;

                 (2) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

                 (3) if the Committee so determines, at the date of grant in the case of an ISO, or at or after the date of grant in the case of an NQSO, and if the Optionee thereafter so requests, (i) the Company will loan the Optionee the money required to pay the exercise price of the Option; (ii) any such loan to an Optionee shall be made only at the time the Option is exercised; and (iii) the loan will be made on the Optionee's personal, negotiable, demand promissory note, bearing interest at the lowest rate which will avoid imputation of interest under section 7872 of the Code, with a pledge of the Common Stock acquired upon exercise, and including such other terms as the Committee may prescribe; or

               (4)  in any combination of paragraphs (1), (2), and (3) above.

          (e)  Termination of Service for a Reason Other Than Death or
               -------------------------------------------------------
Disability. If an Optionee's Termination of Service occurs prior to the
----------
expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earliest of (i) the expiration date specified in the Option Agreement, (ii) three months after the date of such Termination of Service, if the Termination was not for Cause (unless the Option Agreement provides a later expiration date in the case of such a Termination), and (iii) the date of such Termination of Service, if the Termination was for Cause (unless the Option Agreement provides a later expiration date in the case of such a Termination.)

          (f)  Disability. If an Optionee becomes disabled (within the meaning
               ----------
of section 22(e)(3) of the Code) prior to the expiration date fixed for his or her Option, and the Optionee's Termination of Service occurs as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in the Option Agreement, or (ii) one year after the date of such Termination of Service (unless the Option Agreement provides a later expiration date in the case of such a Termination). In the event of the Optionee's legal disability, such Option may be exercised by the Optionee's legal representative.

          (g) Death. If an Optionee's Termination of Service occurs as a result of death, prior to the expiration date fixed for his or her Option, or if the Optionee dies following his or her Termination of Service but prior to the earlier of (i) the expiration date fixed for his or her Option, or (ii) the expiration of the period determined under subsections (e) and (f) above (including any extension of such period provided in the Option Agreement), such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Optionee's estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee. Such post-death exercise may occur at any time prior to the earlier of
(i) the expiration date specified in such Option, or (ii) one year after the date of the Optionee's death (unless the Option Agreement provides a later expiration date in the case of death).

          (h)  Non-Transferability; Registration. No ISO shall be assignable or
               ---------------------------------
transferable by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, an ISO shall be exercisable only by the Optionee or, in the event of the Optionee's legal disability, by the Optionee's guardian or legal representative. Except as provided in an Optionee's Option Agreement, such limits on assignment, transfer and exercise shall also apply to NQSOs. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

          (i)  Rights as a Shareholder. An Optionee shall have no rights as a
               -----------------------
shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

          (j)  Ten-Percent Shareholder. If, after applying the attribution rules
               -----------------------
of section 424(d) of the Code, the Optionee owns more than 10 percent of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to him, the option price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

          (k)  Listing and Registration of Shares. Each Option shall be subject
               ----------------------------------
to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares of Common Stock thereunder, or that action by the Company, its shareholders, or the Optionee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Optionee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution; certificates representing such shares may be legended accordingly.

          (l)  Withholding and Use of Shares to Satisfy Tax Obligations. The
               --------------------------------------------------------
obligation of the Company to deliver shares of Common Stock upon the exercise of any Option shall be subject to applicable federal, state, and local tax withholding requirements.

          If the exercise of any Option is subject to the withholding requirements of applicable federal, state or local tax law, the Committee, in its discretion, may permit or require the Optionee to satisfy the federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock subject to the exercise (or by returning previously acquired shares of Common Stock to the Company); provided, however, that the Company may limit the number of shares withheld to satisfy the tax withholding requirements to the extent necessary to avoid adverse accounting consequences. Shares of Common Stock shall be valued, for purposes of this subsection, at their Fair Market Value (determined as of the date the amount attributable to the exercise of the Option is includible in income by the Optionee under section 83 of the Code (the "Determination Date"), rather than the date of grant). If shares of Common Stock acquired by the exercise of an ISO are used to satisfy the withholding requirement described above, such shares of Common Stock must have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code as of the Determination Date.

          The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.

          (m)  Loans.  If an Optionee is designated as an "eligible participant"
               -----
by the Committee at the date of grant in the case of an ISO, or at or after the date of grant in the case of an NQSO, and if the Optionee thereafter so requests, the Company will loan the Optionee the money required to satisfy any regular income tax obligations (as opposed to alternative minimum tax obligations) resulting from the exercise of any Options. Any loan or loans to an Optionee shall be made only at the time any such tax resulting from such exercise is due. The Committee, in its discretion, may require an affidavit from the Optionee specifying the amount of the tax required to be paid and the date when such tax must be paid. The loan will be made on the Optionee's personal, negotiable, demand promissory note, bearing interest at the lowest rate which will avoid imputation of interest under section 7872 of the Code, and including such other terms as the Committee may prescribe.

               SECTION 8 - OPTION AGREEMENTS -- OTHER PROVISIONS

          Options granted under the Plan shall be evidenced by Option Agreements in such form as the Committee shall from time to time approve, and containing such provisions not inconsistent with the provisions of the Plan (and, for ISOs granted pursuant to the Plan, not inconsistent with section 422(b) of the Code), as the Committee shall deem advisable. The Option Agreements shall specify whether the Option is an ISO or NQSO. Each Optionee shall enter into, and be bound by, an Option Agreement as soon as practicable after the grant of an Option.

           SECTION 9 - ADJUSTMENT IN CASE OF CHANGES IN COMMON STOCK

          The number of shares which may be issued under the Plan, and the maximum number of shares with respect to which Options may be granted to any Employee under the Plan, both as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the option price per share under such outstanding Options) shall be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, spin-off, share combination, or similar change in the capitalization of the Company; provided, however, that no such adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under section 424(h) of the Code, unless the Optionee consents to such adjustment. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Optionees, and preserve, without exceeding, the value of Options.

                  SECTION 10 - CERTAIN CORPORATE TRANSACTIONS

          In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Option or substitute a new option for each outstanding Option; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides so to terminate outstanding Options, the Committee shall give each Optionee holding an Option to be terminated not fewer than seven days' notice prior to any such termination, and any Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the time of such termination. Further, as provided in Section 7(d) hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

          The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a "modification" under section 424(h) of the Code, unless the Optionee consents to the change.

                      SECTION 11 - AMENDMENT OF THE PLAN

          (a)  In General. The Board, pursuant to a written resolution, from
               ----------
time to time may amend or suspend the Plan, and the Committee may amend any outstanding Options in any respect whatsoever; except that the following amendments shall require the approval of shareholders (given in the manner set forth in subsection (b) below) --

                 (1) a change in the class of employees eligible to participate in the Plan with respect to ISOs;

                 (2) except as permitted under Section 9 hereof, an increase in the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan;

                 (3) an extension of the date, under Section 12 hereof, as of which no ISOs shall be granted hereunder;

                 (4) a modification of the material terms of the "performance goal," within the meaning of Treas. Reg. (S) 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired); and

                 (5) any amendment for which shareholder approval is required under the rules of the exchange or market on which the Common Stock is listed.

No such amendment or suspension shall alter or impair any outstanding Options or cause the modification (within the meaning of section 424(h) of the Code) of an ISO, without the consent of the Optionee affected thereby.

          (b)  Manner of Shareholder Approval. The approval of shareholders must
               ------------------------------
comply with all applicable provisions of the corporate charter and bylaws of the Company, and must be effected --

                 (1) by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders' meeting); or

                 (2) by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

           SECTION 12 - TERMINATION OF PLAN; CESSATION OF ISO GRANTS

          The Board, pursuant to written resolution, may terminate the Plan at any time and for any reason. No ISOs shall be granted hereunder after [____________ ___, 2010], which date is within 10 years after the date the Plan was adopted by the Board, or the date the Plan was approved by the shareholders of the Company, whichever is earlier. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Options issued hereunder, and outstanding on the date the Plan is terminated, which by their terms extend beyond such date.

                       SECTION 13 - SHAREHOLDER APPROVAL

          This Plan shall become effective on [___________ ___, 2000] (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the shareholders, in the manner described in Section 11(b) hereof, within 12 months before or after the date the Plan was adopted by the Board, ISOs granted hereunder shall be null and void and no additional Options shall be granted hereunder.

                          SECTION 14 - MISCELLANEOUS


          (a)  Rights. Neither the adoption of the Plan nor any action of the
               ------
Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided in the Option Agreement. Notwithstanding any provisions of the Plan or the Option Agreement with an Employee, the Company and any Related Corporation shall have the right, in its discretion but subject to any employment contract entered into with the Employee, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever.

          (b)  Indemnification of Board and Committee. Without limiting any
               --------------------------------------
other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company's by-laws or New Jersey law.

          (c)  Application of Funds. Any cash received in payment for shares
               --------------------
upon exercise of an Option shall be added to the general funds of the Company.

          (d)  No Obligation to Exercise Option. The granting of an Option shall
               --------------------------------
impose no obligation upon an Optionee to exercise such Option.

          (e)  Governing Law. The Plan shall be governed by the applicable Code
               -------------
provisions to the maximum extent possible. Otherwise, the laws of New Jersey shall govern the operation of, and the rights of Optionees under, the Plan, and Options granted thereunder.